Exhibit 99.1

Independent Auditor’s Report

To the Stockholder
Goodman Blue Limited

We have audited the balance sheet of Goodman Blue Limited as of October 31, 2005, and the related statements of operations, stockholder’s equity and cash flows for the fiscal years ended October 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goodman Blue Limited at October 31, 2005, and the results of its operations and its cash flows for the fiscal years ended October 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF
Certified Public Accountants
A Professional Corporation
New York, NY

December 22, 2006

 GOODMAN BLUE LIMITED
Balance Sheet (Expressed in United States Dollars)

	As of	As of
	October 11, 2006	October 31, 2005
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$456,851	$236,424
Accounts receivable	116,803	565,589
Prepaid expenses and other current assets	73,506	98,297
Total current assets	647,160	900,310

Property and equipment, net	9,260	48,648
Total Assets	$656,420	$948,958
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$88,591	$136,606
Accrued expenses	152,979	136,915
Unearned revenue	—	115,199
Notes payable, current portion	213,342	221,813
Total current liabilities	454,912	610,533
Notes payable	19,395	97,598
Total liabilities	474,307	708,131
Commitments and contingencies

Stockholder’s equity:
Ordinary shares, GBP 1.00 (approximately USD 1.70) per ordinary share, 500,000 shares authorized, 50,000 shares issued and outstanding	84,815	84,815
Retained earnings	89,423	157,898
Accumulated other comprehensive income (loss)	7,875	(1,886)
Total stockholder’s equity	182,113	240,827
Total Liabilities and Stockholder’s Equity	$656,420	$948,958

See accompanying notes to financial statements.

GOODMAN BLUE LIMITED
Statements of Operations
(Expressed in United States Dollars)

	Period Ended	Fiscal Year Ended October 31,
	October 11, 2006	2005	2004
	(unaudited)	(audited)	(audited)
Net revenues	$1,373,304	$2,462,961	$1,610,701
Cost of revenues	163,667	207,423	317,490
Gross margin	1,209,637	2,255,538	1,293,211
Selling, general and administrative expenses	1,266,110	2,160,983	1,110,474
Income (loss) from operations	(56,473)	94,555	182,737
Interest (income) expense, net	11,408	7,279	(1,916)
Income (loss) before provision for income taxes	(67,881)	87,276	184,653
Provision for income taxes	594	11,595	90,160
Net income (loss)	$(68,475)	$75,681	$94,493

See accompanying notes to financial statements.

GOODMAN BLUE LIMTED
Statement of Stockholder’s Equity
For the Fiscal Period November 1, 2005 through October 11, 2006 (unaudited), and the Fiscal Years Ended October 31, 2005
(audited) and October 31, 2004 (audited)

(Expressed in United States Dollars)

(audited)				Accumulated
				Other
	Ordinary Shares		Retained	Comprehensive	Total
	Shares	Amount	Earnings (Deficit)	Income (Loss)	Stockholder’s Equity	Comprehensive Income (Loss)
Balance, November 1, 2003	50,000	$84,815	$(12,276)	$(706)	$71,833
Net income			94,493		94,493	$94,493
Change in accumulated other comprehensive income				8,292	8,292	8,292
Balance, October 31, 2004	50,000	84,815	82,217	7,586	174,618	$102,785
Net income			75,681		75,681	$75,681
Change in accumulated other comprehensive (loss)				(9,472)	(9,472)	(9,472)
Balance, October 31, 2005	50,000	84,815	157,898	(1,886)	240,827	$66,209
Net (loss) (unaudited)			(68,475)		(68,475)	$(68,475)
Change in accumulated other comprehenseive income (unaudited)				9,761	9,761	9,761
Balance, October 11, 2006 (unaudited)	50,000	$84,815	$89,423	$7,875	$182,113	$(58,714)

See accompanying notes to financial statements.

GOODMAN BLUE LIMTED
Statements of Cash Flows

(Expressed in United States Dollars)

	Period Ended October 11,	Fiscal Year Ended October 31,
	2006	2005	2004
	(unaudited)	(audited)	(audited)
Cash flows from operating activities:
Net income (loss)	$(68,475)	$75,681	$94,493
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation	38,847	45,106	27,693
Deferred tax provision	(13,491)	4,987	2,952
Changes in certain other accounts:
Accounts receivable	462,466	(317,710)	(35,900)
Prepaid expenses and other current assets	28,751	1,394	(101,284)
Accounts payable	(51,420)	74,978	27,954
Unearned revenue	(117,278)	105,419	14,124
Accrued expenses	22,533	(119,892)	51,335
Net cash provided (used) by operating activities	301,933	(130,037)	81,367

Cash flows (used) by investing activities:
Purchases of property and equipment	—	(51,687)	(51,530)

Cash flows (used) provided by financing activities:
Proceeds from notes payable	126,456	260,828	69,899
Payments on notes payable	(225,815)	—	—
Net cash (used) provided by financing activities	(99,359)	260,828	69,899

Effect of exchange rates on cash	17,853	(9,307)	7,342
Net increase in cash	220,427	69,797	107,078
Cash, beginning of period	236,424	166,627	59,549

Cash, end of period	$456,851	$236,424	$166,627
Supplemental disclosure of cash flow information:
Cash paid for interest	$22,504	$8,323	$—
Cash paid for taxes	$11,343	$89,064	$—

See accompanying notes to financial statements.

GOODMAN BLUE LIMTED

NOTES TO FINANCIAL STATEMENTS
October 31, 2005

(1) Description of Business

Goodman Blue Limited (“Goodman Blue” or the “Company”) was incorporated on October 5, 2001, under the laws of England and Wales, and its principal activity is developing intellectually-based telephony solutions for subsequent resale.  The Company develops software systems to automate the delivery of complex multi-tiered products through web portals that guide clients through sign-up, delivery, implementation and billing, including Voice over Internet Protocol (VoIP), serviced offices, meeting room management and subscription services.  All of the Company’s systems can be installed quickly and efficiently and tailored to meet the needs of individual organizations and provide support from a large range of PBX (Private Business Exhange) manufacturers from legacy connections to state of the art VoIP.

On October 11, 2006, Vistula Communications Services, Inc. (“Vistula”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with the sole stockholder of the Company (see note 9).

(2) Summary of Significant Accounting Policies

Basis of Presentation

The unaudited financial statements and related disclosures as of October 11, 2006 and for the period November 1, 2005 through October 11, 2006, have been derived from the management accounts of the Company and include all of the adjustments deemed appropriate by management for the presentation in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Foreign Currency

The Company uses the British Pound as its functional currency. For purposes of the financial statements included in this report and to conform with the parent company, Vistula Communications Services, Inc.’s reporting currency, all figures have been translated to U.S. dollars, unless otherwise specified.  Assets and liabilities of the Company’s operations are translated into U.S. dollars at exchange rates that are in effect on the balance sheet date and equity accounts are translated at historical exchange rates. Income and expense items are translated at average exchange rates which are in effect during the period. Translation adjustments are reported in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity in the balance sheet.

Transaction gains (losses) are reflected within the Statement of Operations.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified. At October 11, 2006 and October 31, 2005 the Company did not record an allowance for doubtful accounts.  Additionally, the Company has historically recorded unbilled amounts in the accounts receivable balance.

Property and Equipment

Property and equipment is stated at cost. Additions and improvements are capitalized, and ordinary repairs and maintenance are charged to expense as incurred.

The Company provides for depreciation expense for its furniture and fixtures and telecommunications equipment using the straight-line method over the estimated useful lives of the assets which is three years.

Revenue Recognition

The Company’s revenue is derived primarily from the sale of licenses for the software systems it has developed as well as support services provided by the Company’s staff from the sale of these licenses. The Company recognizes such revenue when persuasive evidence of a sales arrangement exists, delivery has occurred or services have been rendered, the sales price is fixed and determinable and collectibility is reasonably assured. The Company reserves for potential billing disputes in instances where revenue is recognized and a specific dispute is known. Such disputes can result from disagreements with customers regarding the function and use of the software systems or amount of support provided over a particular period of time. These revenue allowances are based on estimates derived from factors that include, but are not limited to, historical results, analysis of credits issued, current economic trends and changes in demand. Amounts billed in advance of the service month are recorded as deferred revenue and recognized as revenue as the underlying services are rendered.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax basis of assets and liabilities, and net operating loss carryforwards, using the enacted tax rates. Deferred income tax expense or benefit is based on changes in the asset or liability from period to period.  When applicable deferred tax assets are recorded at their likely realizable amounts.

Concentration of Credit Risk and Significant Customers

The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits or may not be federally insured. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. The Company has not experienced significant losses related to accounts receivable of individual customers or groups of customers in any particular industry or geographic area. For the fiscal years ending October 31, 2005 and 2004 the percentages of revenue and accounts receivable attributable to the Company’s significant customers were as follows:

Period Ended October 11, 2006 (unaudited) Customer	Revenue		Accounts Receivable
A	54%		49%
B	30			*
C		*	19

*                    Customer represents less than 10% of total.

Fiscal Year Ended October 31, 2005 (audited) Customer	Revenue	Accounts Receivable
A	68%	48%
B	22	30
C	*	19

*                    Customer represents less than 10% of total.

Fiscal Year Ended October 31, 2004 (audited) Customer	Revenue
A	94%
B	*
C	*

*                    Customer represents less than 10% of total.

Comprehensive Income (Loss)

The Company reports its comprehensive income (loss) in accordance with Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income (“SFAS 130”), which requires presentation of the components of comprehensive earnings. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income (loss) for the periods presented consists of a cumulative translation adjustment and net income (loss).

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, which include cash and accounts receivable, approximate fair value due to the short maturities of those instruments.

Long-Lived Assets

Property and equipment and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. All impairments are recognized in operating results when a permanent reduction in value occurs.

Research and Development

Research and development costs are charged to expense as incurred.

Advertising Expense

Advertising costs are charged to expense as incurred. Advertising costs for the period ended October 11, 2006 and fiscal years ended October 31, 2005 and 2004 were $609, $46,426 and $26,482, respectively.

(3)           Property and Equipment

Property and equipment consists of the following:

	As of October 11, 2006	As of October 31, 2005
	(unaudited)	(audited)
Telecommunications equipment	$107,700	$105,977
Furniture and fixtures	26,674	25,421
	$134,374	$131,398
Less — accumulated depreciation	125,114	82,750
Property and equipment	$9,260	$48,648

At October 31, 2005, fully depreciated assets of $5,451 (GBP 3,072) were still in use.  Depreciation expense totaled $38,847, $45,106 and $27,693 for the period November 1, 2005 through October 11, 2006 and for the years ended October 31, 2005 and 2004, respectively.

(4)           Balance Sheet Detail

Prepaid expenses and other current assets consists of the following:

	As of October 11, 2006	As of October 31, 2005
	(unaudited)	(audited)

Prepaid expenses	$67,084	$—
Rent	—	57,528
Payroll related	—	26,225
Travel advance	—	10,009
Other	6,422	4,535
	$73,506	$98,297

Accrued expenses  consists of the following:

	As of October 11, 2006	As of October 31, 2005
	(unaudited)	(audited)

Value added tax	$98,652	$70,401
Salary related	44,403	34,826
Professional fees	9,311	10,647
Taxes	613	11,142
Other	—	9,899
	$152,979	$136,915

(5)           Employment Agreements

On August 1, 2004, the Company entered into an employment agreement with an individual who was hired as the Company’s Chief Technology Officer.  Under the agreement the individual’s annual salary is GBP 85,000 (approximately USD 153,000), which has been agreed to be reduced to an annual salary of GBP 56,886, and is entitled to a performance bonus of up to 30% of the base salary dependent upon defined objectives.  The Company may terminate the agreement at any time without notice in the event of breach of the agreement, gross misconduct, cessation of entitlement to work in the United Kingdom, absenteeism, or the inability to perform duties through accident or illness for a period of 3 months in any 12 month period.  The individual is required to give 90 days written notice for termination and the Company is required to give the individual 6 months written notice for termination other than for those reasons previously stated, which do not require notice.  The Company has the absolute discretion to make payment to the individual in lieu of any notice of termination or any requirement to continue to employ the individual to any particular date of an amount equal to the base salary for the notice period, which is payable in monthly installments.  During this notice period, the Company may require that the individual not work for any other person, firm or company withour prior permission.  The individual has acknowledged that the Company is the sole owner of any and all intellectual property rights and that the Company has been assigned full title guarantee of the entire copyright (including future copyright) and all other rights and interests whatsoever of the intellectual property, registered or unregistered, or developed by the individual.

(6)         Income Taxes

The provision (benefit) for income taxes consists of the following:

	Period Ended	Fiscal Year Ended
	October 11,	October 31,
	2006	2005	2004
	(unaudited)	(audited)	(audited)
Current	$	$	$
Federal	—	—	—
State	—	—	—
Foreign	(12,897)	16,582	93,112
Total	(12,897)	16,582	93,112

Deferred
Federal	—	—	—
State	—	—	—
Foreign	13,491	(4,987)	(2,952)
	13,491	(4,987)	(2,952)
Total	$594	$11,595	$90,160

Deferred income taxes result from temporary differences in the recognition of assets, liabilities, revenues and expenses for financial accounting and tax purposes.  The sources of such differences and related tax effects are as follows:

	Period Ended
	October 11,	Fiscal Year Ended October 31,
	2006	2005	2004
	(unaudited)	(audited)	(audited)

Difference between tax and book depreciation	$13,491	$(4,987)	$(2,952)
Total	$13,491	$(4,987)	$(2,952)

The Company is incorporated under the laws of England and Wales.   When applicable, deferred tax assets and liabilities are recorded at their likely realizable amounts under the tax laws of England and Wales.  The deferred tax assets and liabilities are recorded at a net amount, except in the instance a single item is separable and can be reasonably estimated.  For the years ended October 31, 2005 and 2004, there were no deferred tax carryforwards recorded.  There are accrued taxes of $613 and $11,142 at October 11, 2006 and October 31, 2005, respectively, on the balance sheet which were current tax amounts payable.

(7)         Note Payable

On July 22, 2004, the Company accepted a Small Firms Loan Guarantee Scheme (“Loan”) from HSBC Bank plc (“Lender”) of up to approximately $444,000 (GBP 250,000). The Loan accrues interest at a rate of 3.0% above the Lender’s base interest rate of 4.5% as at October 31, 2005 and 2004, and is payable in 24 equal monthly installments of GBP 10,417 which is exclusive of interest.  Interest commenced on November 7, 2005, and is payable quarterly.  The final payment is due on November 7, 2007.  The Loan was drawn down in the amount of GBP 40,000 on October 4, 2004, and GBP 140,000 on September 30,

2005, and the remaining GBP 70,000 on November 11, 2005.  As of October 31, 2005, the balance was $319,411 (GBP 180,000), consisting of $221,813 due within 12 months and $97,598 due after 12 months from October 31, 2005.  To guarantee the Loan, the Company accepted from the Secretary of State in the United Kingdom for the Secretary of State to guarantee the loan and thereby pays a guarantee premium at an annual rate of 2% on the Loan to the Secretary of State.  The Lender and the Secretary of State have agreed under Section 8 of the Industrial Development Act 1982 to guarantee the Company’s obligation in respect of the Loan on the terms agreed between the Lender and the Secretary of State.

Principal payments remaining for fiscal years ending October 31, 2006, 2007 and 2008 are approximately $221,813 (GBP 125,000), $79,113 (GBP 44,583) and $18,485 (GBP 10,417), respectively.

(8)         Commitments and Contingencies

On November 5, 2004 the Company entered into a property lease agreement, to be used for the Company’s office, with two unaffiliated individuals of the Company for a period of two years at an annual rate of approximately $35,500 (GBP 20,000).  As of October 31, 2005, the remaining commitment for the property lease was approximately $17,750.

(9)         Subsequent Events

On October 11, 2006, Vistula Communications Services, Inc. (“Vistula”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with the sole stockholder of the Company, pursuant to which Vistula agreed to purchase all of the outstanding shares of the Company for consideration consisting of 2,500,000 shares of Vistula’s common stock, $.001 par value per share, subject to an option to require Vistula to repurchase the Shares for an aggregate purchase price of $2,500,000 in certain circumstances.

On October 12, 2006, Goodman Blue entered into agreements relating to the Company’s Order-to-Cash (“O2C”) Managed Office software platform and the management of certain client accounts utilizing the O2C software for one of the Company’s customers.  Under the agreements, the Company has granted a global license for the O2C software for the managed service office marketplace. In addition to the sale of the O2C licensed software for the managed service office marketplace, and beginning in October 2006, the Company has entered into an agreement to support and manage the O2C software for certain clients of this customer for a minimum period of eighteen months.